SCHEDULE 14A INFORMATION
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.____)

Filed by the Registrant [X]

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-I l(c) or 240.14a-12


                           GREEN MOUNTAIN COFFEE, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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        the filing fee is calculated and state how it was determined):

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

                           GREEN MOUNTAIN COFFEE, INC.
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  to be held on
                             Friday, March 20, 1998
                              ____________________

To Our Stockholders:

     The Annual Meeting of Stockholders of Green Mountain Coffee, Inc., a Delaware corporation (the "Company"), will be held on Company premises at the Pilgrim Industrial Park, Waterbury, Vermont (directions enclosed) on March 20, 1998 at 3:00 p.m. to:

     1. elect eight directors; and

     2. transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on January 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the executive offices of the Company for a period of 10 days before the Meeting.

     All stockholders are cordially invited to attend the Meeting.

                                                          Sincerely,

                                                          /s/ Robert D. Britt
                                                          -------------------
                                                          Robert D. Britt
                                                          Secretary

Waterbury, Vermont
February 10, 1998

     All stockholders are urged to attend the Meeting in person or by proxy. Whether or not you expect to be present at the Meeting, please mark, sign and return the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                           GREEN MOUNTAIN COFFEE, INC.
                                 33 Coffee Lane
                            Waterbury, Vermont 05676

                                 Proxy Statement


Introduction

     The accompanying proxy is solicited by the Board of Directors (the "Board") of Green Mountain Coffee, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Friday, March 20, 1998 at 3:00 p.m.on Company premises at the Pilgrim Industrial Park, Waterbury, Vermont. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record on or about February 10, 1998.

     The Company is a Delaware holding company whose only asset is the stock of Green Mountain Coffee Roasters, Inc., a Vermont corporation ("Roasters"). As used in this proxy statement, unless the context otherwise requires, references to the "Company" or "Green Mountain" include the Company, Roasters and Roasters' inactive subsidiary, Green Mountain Coffee Roasters Franchising Corporation, a Delaware corporation.

Voting

     To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

     As of the close of business on January 30, 1998, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, 3,530,818 shares of the Company's common stock, par value $0.10 per share, were outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

     Each stockholder is entitled to one vote for each share of common stock held as of the record date. Stockholders may not cumulate votes for the election of directors. Directors are elected by plurality vote. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes.

Solicitation and Revocation of Proxies.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the eight directors proposed by the Board. In addition, shares represented by your proxy will be voted in the discretion of the Board on any matters that may properly come before the Annual Meeting and any adjournments. Your proxy will only be used at the Annual Meeting and any adjournments.

     Once you execute and return your proxy to the Board, you may revoke or change it at any time before it is voted at the Annual Meeting by: (i) delivering a written notice of revocation to the Secretary of the Company at 33, Coffee Lane, Waterbury, Vermont 05676; (ii) delivering another signed proxy to the Secretary; or (iii) attending the Annual Meeting and voting in person.

     The Company will bear the entire cost of soliciting the proxies. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance or to solicit proxies otherwise than as described.

Proposals of Stockholders.

     Proposals of stockholders intended to be included in the Company's proxy materials for presentation at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, Vermont 05676 by October 13, 1998.

                                    PROPOSAL

                              Election of Directors


     At the Annual Meeting, eight directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Management recommends that you vote FOR each of the nominees below. The Board knows of no reason why any nominee might be unable or unwilling to serve.

     The Board is pleased to nominate Ms. Debra J. Kelly-Ennis to serve on the Board. She will replace Mr. Ian W. Murray, who has resigned from the Board, effective with the election of his successor at the Annual Meeting. Mr. Murray had served on the Board since 1993. The Board thanks him for his years of dedicated service to the Company. The remaining seven nominees are current members of the Board.

     The following sets forth the names and ages of the eight nominees for election to the Board of Directors of the Company and their respective positions with the Company.

                                 Year
                                 First
 Name                       Age  Elected  Positions with the Company
 -------------------------  ---  -------  --------------------------------------
 Robert P. Stiller          54    1993    Chairman of Board of Directors,
                                          President and Chief Executive Officer
 -------------------------  ---  -------  --------------------------------------
 Robert D. Britt            42    1993    Chief Financial Officer, Vice President,
                                          Treasurer, Secretary and Director
 -------------------------  ---  -------  --------------------------------------
 Stephen J. Sabol           36    1993    Vice President and Director
 -------------------------  ---  -------  --------------------------------------
 Jonathan C. Wettstein      49    1994    Vice President and Director
 -------------------------  ---  -------  --------------------------------------
 William D. Davis (1)(2)    48    1993    Director
 -------------------------  ---  -------  --------------------------------------
 Jules A. del Vecchio(1)(2) 54    1993    Director
 -------------------------  ---  -------  --------------------------------------
 Debra J. Kelly-Ennis       41      -     Director nominee
 -------------------------  ---  -------  --------------------------------------
 David E. Moran (2)         44    1995    Director
 -------------------------  ---  -------  --------------------------------------

(1)  Member of Audit Committee of Board of Directors.
(2)  Member of Compensation Committee of the Board of Directors.


Certain biographical information regarding each director of the Company is set forth below:

Robert P. Stiller, founder of Roasters, has served as its President and a director since its inception in July 1981. In September 1971, Mr. Stiller co-founded Robert Burton Associates, a company engaged in the development and sale of E-Z Wider cigarette papers and served as its President and director until June 1980. Jules A. del Vecchio, a director of the Company, is married to the sister of Mr. Stiller's wife.


Robert D. Britt has served as Chief Financial Officer of Roasters since May 1993. From July 1992 to April 1993, Mr. Britt served as Chief Financial Officer for Engineered Coatings, Inc., a manufacturer engaged in the design and application of high temperature metallic and ceramic coatings to metal parts. Mr. Britt is a Certified Public Accountant and holds a Master of Business Administration from the Wharton School at the University of Pennsylvania.

Stephen J. Sabol has served as Vice President of Sales of Roasters since September 1996. Mr. Sabol served as Vice President of Branded Sales of Roasters from August 1992 to September 1996. From September 1986 to August 1992, Mr. Sabol was the General Manager of Roasters responsible for overall performance of the wholesale division in Maine and New Hampshire.

Jonathan C. Wettstein has served as Vice President of Operations of Roasters since April 1993. From June 1974 to April 1993, Mr. Wettstein was employed by Digital Equipment Corporation in a variety of positions including Plant Manager, Order Administration Manager, Marketing Manager, Business and Materials Manager and Product Line Controller. Mr. Wettstein holds a Master of Business Administration from the Harvard Business School.

William D. Davis is currently the Chief Executive Officer, President and Partner at Waterbury Holdings of Vermont, a specialty foods holding company. Mr. Davis also currently holds the position of Partner and CEO of affiliates of Waterbury Holdings of Vermont including McKenzie LLC, All Season's Kitchen LLC, Franklin County Cheese Corporation, Frank Hahn Incorporated and Rondele Foods LLC. From January 1985 to October 1994, Mr. Davis was President and Chief Executive Officer of Cabot Creamery Cooperative, Inc., a dairy food manufacturer.

Jules A. del Vecchio is currently a Vice President of New York Life Insurance Company and is responsible for communications and agent management and training. Mr. del Vecchio has been affiliated with New York Life Insurance Company since 1970. Mr. Stiller is married to the sister of Mr. del Vecchio's wife.

Debra J. Kelly-Ennis has been a Senior Vice President of Marketing of Gerber Foods Company, a subsidiary of Sandoz Ltd., since 1995. From 1993 to 1995, Ms. Kelly-Ennis was a Vice President of Marketing for the Alpo Pet Food division of Grand Metropolitan Plc. Prior to that, from 1983 to 1993, Ms. Kelly-Ennis served in a variety of positions at RJR/Nabisco, the last of such positions being Vice President Broker Sales, Northeast Region. Ms Kelly-Ennis also serves as a director of Pulte Corporation.

David E. Moran is currently a partner in the Cambridge Group, a management consulting company focused on marketing. Before joining the Cambridge Group, he was a partner at Marketing Corporation of America from July 1984 to June 1992. Earlier in his career Mr. Moran spent ten years in brand management at General Foods and International Playtex. While at General Foods, he was Brand Manager of several of its Maxwell House coffee brands.

General Information Concerning the Board of Directors and its Committees.

     The Board of Directors of the Company met six times in the fiscal year ended September 27, 1997. During that year each of the directors attended at least 75% of the aggregate of all meetings of the Board and of all Committees of which he was a member. The Company does not have a standing nominating committee.

     Audit Committee.
     The Audit Committee reviews the engagement of the independent accountants and their independence. It also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. In fiscal 1997, the Audit Committee was composed of Messrs. Davis, del Vecchio and Murray. The Committee met two times during the fiscal year ended September 27, 1997.

     Compensation Committee.
     The Board's standing Compensation Committee, composed of non-employee directors, establishes, implements and monitors the strategy, policies and plans of the Company and its subsidiaries for the compensation of all executive officers of the Company and its subsidiaries. Its duties include reviewing and determining the compensation of the executive officers of the Company and its subsidiaries, including setting any Company, subsidiary or business unit performance goals, and administering the Company's stock option and stock purchase plans. Directors Davis, del Vecchio, Moran and Murray constituted this Committee in fiscal 1997. The Committee met four times during the fiscal year ended September 27, 1997.

The Board of Directors of the Company recommends a vote FOR the election of each of the eight nominees to the Board of Directors under this Proposal.

Principal Stockholders.
     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of December 10, 1997 for (1) each of the Company's directors and nominees, (2) all directors and executive officers of the Company as a group, (3) each Named Executive Officer and (4) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock:

                                           Number of Shares of   Percent Ownership
     Name and Address of                   Common Stock          of Common Stock
     Beneficial Owner                      Beneficially Owned    Outstanding
     -----------------------------------  --------------------   ---------------
     Robert P. Stiller
     c/o Green Mountain Coffee, Inc.            1,951,086           55.3%
     33 Coffee Lane
     Waterbury, Vermont 05676
     -----------------------------------  --------------------   ---------------
     Robert D. Britt (2)
     c/o Green Mountain Coffee, Inc.               50,881            1.4%
     33 Coffee Lane
     Waterbury, Vermont 05676
     -----------------------------------  --------------------  ----------------
     Stephen J. Sabol (3)
     c/o Green Mountain Coffee, Inc.               20,183            0.6%
     33 Coffee Lane
     Waterbury, Vermont 05676
     -----------------------------------  ------- ------------  ----------------
     Jonathan C. Wettstein (4)
     c/o Green Mountain Coffee, Inc.               53,667            1.5%
     33 Coffee Lane
     Waterbury, Vermont 05676
     -----------------------------------  --------------------  ----------------
     Paul Comey (5)
     c/o Green Mountain Coffee, Inc.               34,391            1.0%
     33 Coffee Lane
     Waterbury, Vermont 05676
     -----------------------------------  --------------------  ----------------
     William D. Davis (6)
     c/o Waterbury Speciality Food                  7,950            0.2%
     159 Bank Street
     Burlington, Vermont 05402
     -----------------------------------  --------------------  ----------------
     Jules A. del Vecchio(6)(7)
     c/o New York Life Insurance Co.               27,324            0.8%
     51 Madison Avenue
     New York, New York 10010
     -----------------------------------  --------------------  ----------------
     David E. Moran(8)
     16 Tamarack Place                              2,500            0.1%
     Greenwich, CT 06831
     -----------------------------------  --------------------  ----------------
     Debra J. Kelly-Ellis
     770 Bradford Farms Lane NE                      -                *
     Grand Rapids, Michigan 49546
     -----------------------------------  --------------------  ----------------
     Ian W. Murray (6)
     P.O. Box 23618                                 3,750            0.1%
     Hilton Head, SC 29925
     -----------------------------------  --------------------  ----------------
     Hathaway & Associates
     119 Rowayton Avenue                           250,000           7.1%
     Rowayton, Connecticut 06853
     -----------------------------------  --------------------  ----------------
     All directors and executive
     officers as a group (12 persons)            2,197,333          59.2%
     (9)
     -----------------------------------  --------------------  ----------------

(1) Includes an aggregate of 117,870 shares of common stock held by Trusts for the benefit of Mr. Stiller's wife and children and excludes shares owned by relatives of Mr. Stiller, if any, as to which Mr. Stiller disclaims beneficial ownership.

(2) Includes 48,291 shares of common stock for Mr. Britt issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 2,590 shares over which Mr. Britt shares voting and investment power with his wife.

(3) Includes 1,236 shares of common stock for Mr. Sabol issuable upon exercise of stock options exercisable within 60 days.

(4) Includes 48,360 shares of common stock for Mr. Wettstein issuable upon exercise of outstanding stock options exercisable within 60 days.

(5) Includes 24,717 shares of common stock for Mr. Comey issuable upon exercise of outstanding stock options exercisable within 60 days.

(6) Includes for each person 3,750 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days.

(7) Includes 23,574 shares held of record by Phyllis Grennan Huffman, Mr. del Vecchio's wife.

(8) Represents shares of common stock for Mr. Moran issuable upon the exercise of stock options exercisable within 60 days.

(9) Includes an aggregate of 177,818 shares of common stock issuable upon exercise of stock options held by certain officers of the Company that are exercisable within the next 60 days.

* Less than 0.1%

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and person who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports.

     Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to the fiscal year ended September 27, 1997, all reporting persons timely filed the required reports.


Executive Compensation

                          Compensation Committee Report
                       Executive Compensation for FY 1997


     The Compensation Committee of the Board of Directors is composed of outside independent directors, none of whom is currently or was formerly an officer or employee of the Company. It is responsible for establishing and monitoring the compensation strategy, policies and plans for all executive officers of the Company and determines their compensation packages.

     The Compensation Committee's fiscal year 1997 policy was to compensate the executive officers in ways that would: (1) encourage Company growth, (2) maintain market-competitive compensation, and (3) reward superior performance by the executive officers. The factors and criteria upon which the Committee determined the fiscal year 1997 compensation of its executive officers were, with the exception of market benchmarking, subjective in nature, such as its perception of each executive officer's performance, experience, responsibilities and skills. The Committee believes that this approach, rather than tying the compensation of any of the executive officers to any specific quantitative measures of performance by the Company, was in the best overall interest of the Company.

     The Compensation Committee was assisted in its review and evaluation of executive compensation by compensation consultants. The Chief Executive Officer recommended a fiscal year 1997 salary for each executive officer which reflected a benchmark to market by the consultants. The Committee accepted the recommendations.

     The Committee established the salary for the Chief Executive Officer, which it also benchmarked to market compensation rates with the help of the consultants.

                                   Submitted by the 1997 Compensation Committee,

                                                 William D. Davis
                                               Jules A. del Vecchio
                                                  David E. Moran
                                                   Ian W. Murray



Compensation Committee Interlocks and Insider Participation.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.


Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on September 21, 1993 though September 27, 1997, with the cumulative total return for (i) the Nasdaq National Market Index (U.S. Companies) and (ii) the Standard & Poor's Smallcap Non-Alcoholic Beverages Index. The comparison assumes that $100 was invested on September 21, 1993 in the Company's Common Stock at the closing "ask" price of $13.75 on the first day of trading, and in each of the foregoing indices, assuming reinvestment of dividends, if any. The comparison reflected in the graph and table is not intended to forecast the future performance of the Company's Common Stock and may not be indicative of such future performance.


                                           9/21/93      9/25/93     9/24/94      9/30/95     9/28/96     9/27/97
Green Mountain Coffee Roasters, Inc.       $ 100        $ 98.18     $ 38.18      $ 43.64     $ 51.82     $ 76.36
NASDAQ - US Index                          $ 100        $102.93     $104.33      $145.42     $173.08     $236.90
S&P Smallcap Beverage Index                $ 100        $104.58     $ 90.58      $114.89     $133.08     $205.74


                           Summary Compensation Table

     The following table sets forth the aggregate compensation, cash and non-cash, awarded to, earned by or paid by the Company to its President and Chief Executive Officer and to the four highest-paid executive officers whose annual compensation (consisting solely of base salary and bonus, if any) exceeded $100,000 for the year ended September 27, 1997 (the "Named Executive Officers"):

                                                                                    Long Term Compensation--
                                                        Annual                      Other         Securities
      Name and                            Fiscal     Compensation                Compensation   Underlying Stock
 Principal Position                        Year       Salary ($)     Bonus ($)      $(1)             Options
---------------------------------------  --------   --------------  -----------  ------------   -----------------

Robert P. Stiller                          1995        189,000           -            -                 -
Chairman of the Board of Directors,        1996        190,419         57,300         -                 -
 President and Chief Executive Officer     1997        244,150           -            -                 -
---------------------------------------  --------   ------------    ----------   ------------   -----------------
Robert D. Britt                            1995        108,800           -           2,000             1,524(2)
Chief Financial Officer, Vice President    1996        109,126         10,000        2,100              - (3)
 Treasurer, Secretary and Director         1997        120,924           -           2,896              -
---------------------------------------  --------   ------------    -----------  ------------   -----------------
Stephen J. Sabol                           1995        122,500           -            -                1,648(2)
Vice President of Sales and Director       1996        126,622          5,000        2,000              -
                                           1997        130,013           -           1,949              -
---------------------------------------  --------   ------------    ----------   ------------   -----------------
Jonathan C. Wettstein                      1995        119,700           -            -                1,616(2)
Vice President of Operations               1996        121,682          6,000        1,400              - (3)
  and Director                             1997        124,625           -           3,113              -
---------------------------------------  --------   ------------    ----------   ------------   -----------------
Paul Comey                                 1995        104,200           -           1,800             1,524 (2)
Vice President of Facilities and           1996        109,340          5,000        2,700              - (3)
 Process Engineering                       1997        107,882           -           2,694              -
---------------------------------------  --------   ------------    ----------   ------------   -----------------

(1) Represents matching contributions to the Company's 401(k) Plan.

(2) Represents common stock shares issuable upon exercise of options granted under the Company's 1993 Stock Option Plan

(3) The term of outstanding options to purchase 47,148 shares held by Mr. Britt, 47,148 shares held by Mr. Wettstein and 23,574 shares held by Mr. Comey were extended in fiscal 1996 for an additional five years and now expire in 2003. The exercise price of these options exceeded the fair market value of the common stock at the date of the extension.

Employment Agreements

     On March 26, 1993, Roasters entered into an employment agreement with Robert D. Britt, its Chief Financial Officer, Vice President, Treasurer and Secretary. The employment agreement provides that Mr. Britt will receive a minimum base annual salary of $100,000, subject to certain annual cost of living adjustments, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 200% of his then base compensation payable over 24 months in the event of a sale of all or substantially all of the stock or assets of the Company or a merger or consolidation of the Company in which the Company is not the surviving entity or any transaction or series of related transactions resulting in Mr. Stiller owning less than 50% of the Company's issued and outstanding common stock. In addition, Mr. Britt is entitled to a severance payment equal to 50% of his then base compensation in the event that he is terminated for any reason other than
(i) for cause or (ii) his voluntary resignation. The employment agreement may be terminated at any time by Roasters or Mr. Britt.

     On July 1, 1993, Roasters entered into an employment agreement with Stephen
J. Sabol, its Vice President of Sales. The employment agreement provides that Mr. Sabol will receive a minimum base annual salary of $120,000 and performance based bonuses to be determined from time to time by the Board of Directors. The employment agreement may be terminated at any time by Roasters or Mr. Sabol.

     On July 1, 1993, Roasters entered into an employment agreement with Jonathan C. Wettstein, its Vice President and Plant Manager. The employment agreement provides that Mr. Wettstein will receive a minimum base annual salary of $115,000, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 100% of his then base compensation in the event of a sale of all or substantially all of the stock or assets of the Company or a merger or consolidation of the Company in which the Company is not the surviving entity. In addition, Mr. Wettstein is entitled to a severance payment consisting of 50% of his then base compensation in the event that he is terminated for any reason other than (i) for cause or
(ii) his voluntary resignation. The employment agreement may be terminated at any time by Roasters or Mr. Wettstein.

     On July 1, 1993, Roasters entered into an employment agreement with Paul Comey, its Vice President of Facilities and Process Engineering. The employment agreement provides that Mr. Comey will receive a minimum base annual salary of $ 100,000 and performance-based bonuses to be determined from time to time by the Board of Directors. The employment agreement may be terminated at any time by Roasters or Mr. Comey.

     Each of the above employment agreements also provides that the officer shall not (i) disclose or use any confidential information of the Company during or after the term of his agreement, (ii) compete with the Company or any of its affiliates during the term of his agreement, or in certain circumstances, for a period of six months thereafter or (iii) recruit any employee of the Company for employment in any other business competitive with the Company for a period of one year after the termination of his agreement.


Aggregated Options Exercises

     The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended September 27, 1997 by each of the Named Executive Officers and the final year-end value of unexercised options.


                                            AGGREGATED OPTION EXERCISES
                                    IN THE FISCAL YEAR ENDED SEPTEMBER 27, 1997
                                           FISCAL YEAR END OPTION VALUES


                                                                                         Value of Unexercised
                                                           Number of Unexercised        "In-the-Money" Options
                                                         Options at Fiscal Year-End      at Fiscal Year-End(2)
                        Shares Acquired   Value          --------------------------  ----------------------------
      Name                on Exercise     Realized(1)    Exercisable  Unexercisable  Exercisable    Unexercisable
----------------------  --------------  --------------   -----------  -------------  -----------    -------------
Robert P. Stiller             -               -                -             -            -                 -
----------------------  --------------  --------------  ------------  -------------  -----------    -------------
Robert D. Britt               -               -              47,910         762      $   118,451    $     1,524
----------------------  --------------  --------------  ------------  -------------  -----------    -------------
Stephen J. Sabol            47,148       $ 267,528              824         824      $     1,648    $     1,648
----------------------  --------------  --------------  ------------  -------------  -----------    -------------
Jonathan C. Wettstein         -               -              47,956         808      $   118,543    $     1,616
----------------------  --------------  --------------  ------------  -------------  -----------    -------------
Paul Comey                  23,574       $ 159,001           24,336         762      $    59,988    $     1,524
----------------------  --------------  --------------  ------------  -------------  -----------    -------------

(1) Represents excess of the closing sales price on the date of exercise (or, in the case of the simultaneous sale of shares received upon exercise, the actual sales price) over the exercise price. Mr. Sabol and Mr. Comey exercised opions during the 1997 fiscal year which were scheduled to expire on August 31, 1997.

(2) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. The amounts set forth represent the difference between the closing price of the securities underlying the option on September 27, 1997, which was $10.50 per share, and the exercise price of the applicable options, multiplied by the applicable number of options.

Board of Directors Compensation.

     Officers are elected annually and serve at the discretion of the Board of Directors. Directors are elected annually by the Company's stockholders. Each director (other than those who are also officers of the Company) is paid a retainer and is reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer in fiscal 1997 was $8,000. In addition, Mr. Murray was paid $1,500 and Mr. Moran, Mr. del Vecchio and Mr. Davis received $750 each for additional services in fiscal 1997.

     The Company has granted five-year, non-statutory options to purchase 5,000 shares of common stock to each non-employee director under the Company's 1993 Stock Option Plan. Messrs. Davis, del Vecchio and Murray's options were granted in fiscal 1994 at an exercise price of $6.00 per share and vest ratably over a four-year period from the date of grant. Mr. Moran's options were granted in fiscal 1996 at an option price of $6.25 per share and vest ratably over a four-year period from the date of grant.

Certain Transactions

     Mr. Stiller has guaranteed the repayment of the indebtedness incurred by the Company to the Central Vermont Economic Development Corporation. See Note 7 of "Notes to Consolidated Financial Statements" in the accompanying Annual Report to Stockholders for a description of the terms of such indebtedness.

     Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent and disinterested directors. Any loans to officers, directors, principal stockholders or affiliates of any of them will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the Company's independent and disinterested directors, upon their conclusion that it may reasonably be expected to benefit the Company.


Other Business

     The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote as the Board of Directors directs.

Independent Auditors

     Price Waterhouse LLP served as the Company's independent accountants for fiscal year 1997. The Company expects that a representative of Price Waterhouse LLP will attend the Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

     The Corporation has not selected auditors for the current fiscal year. The Board of Directors and its Audit Committee will make this decision later in the year.

                                           By order of the Board of Directors,

                                           /s/ Robert D. Britt
                                           -------------------
                                           Robert D. Britt
                                           Secretary

Dated:  February 10, 1998

                           GREEN MOUNTAIN COFFEE, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 20, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Robert P. Stiller and Robert D. Britt, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee, Inc. (the "Company") to be held on the Company premises at Pilgrim Industrial Park, Waterbury, Vermont (directions enclosed) on March 20, 1998 at 3:00 p.m. and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

     1. PROPOSAL 1 - To elect eight directors.

     Nominees: Robert P. Stiller, Robert D. Britt, Stephen J. Sabol, Jonathan C. Wettstein, William D. Davis, Jules A. del Vecchio, Debra J. Kelly-Ennis and David E. Moran.

     [__] FOR all nominees.
     [__] WITHHELD from all nominees.
     [__] FOR, except vote withheld from the following nominees:

     -----------------------------------------------------------------------

     2. In their discretion on any other business that may properly come before the Meeting and any adjournments.

                            (Please sign on reverse.)

     This proxy will be voted as directed or, if no direction is given, will be voted FOR the nominees under Proposal 1, and in the Board's discretion on all other matters that may properly come before the Meeting. If this proxy is not marked to withhold authority to vote for any nominee it will be voted FOR all nominees.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

Dated: _______________________________, 1998


______________________________________

(Signature)
(Signature)


______________________________________


(Signature)
(Signature)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your name and exact title.